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                                                                     EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


(a)      Subsidiary (wholly-owned)
         Torotel Products, Inc. (a Missouri corporation)

(b)      Subsidiary (wholly-owned)
         East Coast Holdings, Inc. (a New Jersey corporation)
         (formerly named  OPT Industries, Inc.)